Exhibit 2.1

FORM OF MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of September [•], 2014, is entered into by and among Vantage Energy, LLC, a Delaware limited liability company (“Vantage I”), Vantage Energy II, LLC, a Delaware limited liability company (“Vantage II”), Quantum Energy Partners IV, LP, a Delaware limited partnership (“Quantum Energy”), Q-Vantage Parallel Partners, a Delaware limited partnership (“Q-Vantage”), QEM IV Direct Investment Partners, a Delaware limited partnership (“QEM”), Quantum V Investment Partners, a Delaware limited partnership (“Quantum V” and, together with Quantum Energy, Q-Vantage and QEM, “Quantum”), Carlyle/Riverstone Global Energy and Power Fund III, L.P., a Delaware limited partnership (“C/R Energy and Power Fund”), C/R Energy Vantage III Partnership, L.P., a Delaware limited partnership (“C/R Energy Vantage”), Riverstone Energy Coinvestment III, L.P., a Delaware limited partnership (“Riverstone Energy Coinvestment”), C/R Energy Coinvestment III, L.P., a Delaware limited partnership (“C/R Energy Coinvestment”), Riverstone V Vantage II Holdings, L.P., a Delaware limited partnership, (“Riverstone V” and,  together with C/R Energy and Power Fund, C/R Energy Vantage, Riverstone Energy Coinvestment and C/R Energy Coinvestment, “Riverstone”), LR-Vantage Holdings, L.P., a Delaware limited partnership (“LR Vantage I”), LR-Vantage Holdings II, L.P., a Delaware limited partnership (“LR Vantage II” and, together with LR Vantage I, “Lime Rock” and, together with Quantum and Riverstone, the “Sponsors”), VI Merger Sub LLC, a Delaware limited liability company (“VI Merger Sub”), VII Merger Sub LLC, a Delaware limited liability company (“VII Merger Sub”), each of the other persons holding membership interests in Vantage I or Vantage II listed on the signature page hereto (collectively, the “Management Members”), Vantage Energy Inc., a Delaware corporation (“Vantage Energy”), Vantage Energy Investment LLC, a Delaware limited liability company (“Vantage Investment I”), Vantage Energy Investment II LLC, a Delaware limited liability company (“Vantage Investment II”), Vantage Energy Appalachia LLC, a Pennsylvania limited liability company (“VEA”), Vantage Energy Appalachia II LLC, a Delaware limited liability company (“VEA II”), Vista Gathering, LLC, a Delaware limited liability company (“Vista”), and Vista Holdco LLC, a Delaware limited liability company (“Vista Holdco” and, together with Vantage I, Vantage II, Quantum, Riverstone, Lime Rock, VI Merger Sub, VII Merger Sub, the Management Members, Vantage Energy, Vantage Investment I, Vantage Investment II, VEA, VEA II and Vista collectively, the “Parties”).

RECITALS

WHEREAS, Vantage I formed Vantage Energy as a wholly owned subsidiary and, in connection therewith, Vantage Energy issued 1,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), to Vantage I;

WHEREAS, Vantage I formed Vantage Investment I and, in connection therewith, Vantage Investment I issued 100% of its limited liability company interests to Vantage I;

WHEREAS, Vantage II formed Vantage Investment II and, in connection therewith, Vantage Investment II issued 100% of its limited liability company interests to Vantage II;

WHEREAS, Vantage Investment I formed VI Merger Sub and, in connection therewith, VI Merger Sub issued 100% of its limited liability company interests to Vantage Investment I;

WHEREAS, Vantage Investment II formed VII Merger Sub and, in connection therewith, VII Merger Sub issued 100% of its limited liability company interests to Vantage Investment II;

WHEREAS, Vista formed Vista Holdco and, in connection therewith, Vista Holdco issued 100% of its limited liability company interests to Vista;

WHEREAS, in anticipation of, and prior to the completion of, an initial public offering of Common Stock (the “Offering”) pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-197265 (the “Registration Statement”), certain restructuring transactions (the “Reorganization”) have been or will be undertaken, as more fully described in the Registration Statement;

WHEREAS, Barclays Capital Inc. has rendered an opinion to Vantage I and Vantage II that the issuance of 49% of the issued and outstanding shares of Common Stock to Vantage Investment I and 51% of the issued and outstanding shares of Common Stock to Vantage Investment II pursuant to Section 2.11 and Section 2.12 hereof (in each case prior to the Offering), respectively, is fair and reasonable from a financial point of view;

WHEREAS, in connection with the Offering and the Reorganization, the Parties desire to, among other things, (a) establish the economic terms of the Reorganization, and (b) enter into certain agreements to effectuate the foregoing.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article II shall be deemed to have been taken and become effective in the order set forth therein.

ARTICLE I
DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Effective Time” means 12:01 a.m. Mountain Time on the date of the closing of the Offering.

“Vantage I LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Vantage I, dated as of August 1, 2012.

“Vantage II LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Vantage II, dated as of August 1, 2012.

“VI Merger Agreement” means the Agreement and Plan of Merger by and among Vantage I, Vantage Investment I and VI Merger Sub, in the form attached hereto as Schedule A.

“VII Merger Agreement” means the Agreement and Plan of Merger by and among Vantage II, Vantage Investment II and VII Merger Sub, in the form attached hereto as Schedule B.

ARTICLE II
CONTRIBUTIONS AND ACKNOWLEDGEMENTS

Section 2.1.           Contribution of Midstream Assets.  At or prior to the Effective Time, VEA, Vista and Vista Holdco shall enter into a Contribution Agreement (the “Contribution Agreement”), in the form attached hereto as Schedule C. Pursuant to the Contribution Agreement each of VEA and Vista shall contribute all of their interests in their natural gas gathering systems and related compression facilities located in Greene County, Pennsylvania (the “Midstream Assets”), as described in the Contribution Agreement. As consideration for the contribution of the Midstream Assets, Vista Holdco shall issue additional limited liability company interests to VEA and Vista, following which each of VEA and Vista will hold a 50% limited liability company interest in Vista Holdco.

Section 2.2.           Distribution of Vista Holdco Interests.  Effective immediately following the consummation of the transactions described in Section 2.1, each of VEA and Vista shall distribute their respective limited liability company interests in Vista Holdco to Vantage I and Vantage II, respectively.

Section 2.3.           Contribution of Vista Holdco Interests.  Effective immediately following the consummation of the transactions described in Section 2.2, each of Vantage I and Vantage II shall contribute their respective limited liability company interests in Vista Holdco to Vantage Investment I and Vantage Investment II, respectively.

Section 2.4.           Limited Liability Company Agreement of Vista Holdco.  Effective immediately following the consummation of the transactions described in Section 2.3, Vantage Investment I and Vantage Investment II shall enter into a Limited Liability Company Agreement of Vista Holdco, in the form attached hereto as Schedule D.

Section 2.5.           Merger of Vantage I and VI Merger Sub.  Effective immediately following the consummation of the transactions described in Section 2.4, VI Merger Sub shall merge with and into Vantage I (with Vantage I as the surviving company) in accordance with the VI Merger Agreement.  Following the effectiveness of the merger in the preceding sentence, for the avoidance of doubt, Vantage Investment I may make any amendments and restatements or other modifications to the limited liability company agreement of Vantage I as Vantage Investment I desires in its sole discretion.

Section 2.6.           Merger of Vantage II and VII Merger Sub.  Effective simultaneous with the transactions described in Section 2.5, VII Merger Sub shall merge with and into Vantage II (with Vantage II as the surviving company) in accordance with the VII Merger Agreement.  Following the effectiveness of the merger in the preceding sentence, for the avoidance of doubt, Vantage Investment II may make any amendments and restatements or other modifications to the limited liability company agreement of Vantage II as Vantage Investment II desires in its sole discretion.

Section 2.7.           Amended and Restated Certificate of Incorporation and Bylaws of Vantage Energy.  Effective immediately following the consummation of the transactions described in Sections 2.5 and 2.6, Vantage Energy shall (i) file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation of Vantage Energy (the “Vantage Energy A&R Certificate of Incorporation”), in the form attached hereto as Schedule E and (ii) enter into an Amended and Restated Bylaws of Vantage Energy (the “Vantage Energy A&R Bylaws”), in the form attached hereto as Schedule F.

Section 2.8.           Distribution of Vantage Energy to Vantage Investment I. Effective immediately following the consummation of the transactions described in Section 2.7, Vantage I hereby distributes to Vantage Investment I all 1,000 shares of Common Stock of Vantage Energy held by it.

Section 2.9.           Vantage I Interest Contribution.  Effective immediately following the consummation of the transactions described in Section 2.8:

(a)           Vantage Investment I, as sole member of Vantage I, hereby enters into Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of Vantage I (the “Vantage I LLC Agreement Amendment”), in the form attached hereto as Schedule G;

(b)           Vantage Investment I hereby contributes, transfers, assigns and delivers 100% of the outstanding equity interests in Vantage I to Vantage Energy, and in exchange for such contribution, transfer, assignment and delivery, Vantage Energy hereby issues [27,757,500](1) shares of Common Stock to Vantage Investment I; and

(c)           Vantage Investment I hereby accepts, acquires, assumes and receives the contributions, transfers, assignments and deliveries made to it pursuant to this Section 2.11 as a contribution to its respective capital.

Section 2.10.        Vantage II Interest Contribution.  Effective simultaneously with the transactions described in Section 2.9:

(a)           Vantage Investment II, as sole member of Vantage II, hereby enters into Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of Vantage II (the “Vantage II LLC Agreement Amendment”), in the form attached hereto as Schedule H;

(b)           Vantage Investment II hereby contributes, transfers, assigns and delivers 100% of the outstanding equity interests in Vantage II to Vantage Energy, and in exchange for

(1)  Note to draft: Number of shares to be calculated based on 49% of the outstanding shares prior to the issuance of shares in the IPO (less the 1,000 shares that Vantage Investment I would already hold).

such contribution, transfer, assignment and delivery, Vantage Energy hereby issues [28,891,500](2) shares of Common Stock to Vantage Investment II; and

(c)           Vantage Investment II hereby accepts, acquires, assumes and receives the contributions, transfers, assignments and deliveries made to it pursuant to this Section 2.12 as a contribution to its respective capital.

Section 2.11.        Gas Gathering Agreement.  Effective immediately following the transactions described in Section 2.10, VEA, VEA II and Vista Holdco shall enter into the Second Amended & Restated Gas Gathering Agreement, in the form attached hereto as Schedule I.

Section 2.12.        Midstream Services Agreement.  Effective immediately following the transactions described in Section 2.11, Vantage Energy and Vista Holdco shall enter into the Midstream Services Agreement, in the form attached hereto as Schedule J.

Section 2.13.        Long Term Incentive Plan.  In connection with the Offering, Vantage Energy will adopt the Long-Term Incentive Plan, providing for the issuance of up to 7,300,000 shares as further described in the Registration Statement, which has been previously approved by the board of directors of Vantage Energy.

Section 2.14.        Consents.  To the extent required under applicable law or the governing documents of any of the Parties, the Parties acknowledge that this Agreement constitutes the written consent of the relevant Parties to each of the agreements and transactions described herein.

ARTICLE III
FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional, assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE IV
REPRESENTATIONS

Each of the Parties hereby represents and warrants to each other Party:

(2)  Note to draft: Number of shares to be calculated based on 51% of the outstanding shares prior to the issuance of shares in the IPO.

(a)           that the execution, delivery and performance by such Party of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or violate the certificate of incorporation, bylaws, certificate of formation, operating agreement, partnership agreement or similar organizational document of such Party, as in effect on the date hereof, (ii) conflict with or violate any law applicable to such Party, or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any person or otherwise adversely affect any rights of such Party under or pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which such Party is a party or by which such Party or its assets may be bound or affected; and

(b)           that such Party owns all interests contributed hereby free and clear of all liens, encumbrances, security interests, equities, charges or claims.

ARTICLE V
TAXES

Section 5.1.           Tax Treatment.  Unless required to do so as a result of a final determination (as defined in Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”)), each of Vantage Investment I, Vantage Investment II and Vantage I (each a “PublicCo Contributor,” and collectively, the “PublicCo Contributors”) and Vantage Energy agrees that it will not make any tax filing or otherwise take any position inconsistent with the qualification of the transactions described in Sections 2.8, 2.9 and 2.10 (the “Interest Contributions”) and the Offering (collectively, the “Transactions”) as a transaction described in Section 351 of the Code.  The U.S. federal income tax treatment of the Transactions described in the preceding sentence is referred to herein as the “Tax Treatment.”  If any Party becomes aware of any audit, inquiry, litigation or other proceeding relevant to the Tax Treatment, such person shall promptly notify the other Parties of such proceeding, and all Parties shall use reasonable efforts to cooperate with respect to such proceeding.

Section 5.2.           Tax Warranties by PublicCo Contributors.  Each PublicCo Contributor represents and warrants to all other PublicCo Contributors that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct and complete as of the date hereof and as of the effective time of the Transactions with respect to such PublicCo Contributor:

(a)           Such PublicCo Contributor does not have any current plan, intention, agreement, arrangement or understanding, and has not engaged in any material negotiations, related to:

(i)            engaging in the Transactions, other than pursuant to this Agreement, any agreements referenced herein and the Registration Statement,

(ii)           selling, exchanging, hedging, constructively selling or otherwise disposing of the Common Stock to be received by such PublicCo Contributor pursuant to the Interest Contributions, except as contemplated by this Agreement and the Registration Statement, with respect to the distribution of Common Stock by Vantage Investment I and Vantage Investment II to its members, or with respect to any Contributor Pledge (as defined below),

(iii)          acquiring or retaining any rights in the equity of Vantage I or Vantage II contributed to Vantage Energy pursuant to this Agreement,

(iv)          allowing any person other than such PublicCo Contributor to exercise control over the voting of the Common Stock received by such PublicCo Contributor in connection with the Interest Contributions, except, with respect to Vantage Investment I, Vantage Investment II, Quantum, Riverstone and Lime Rock, the stockholder’s agreement between such Parties and Vantage Energy with respect to the nomination of directors for Vantage Energy’s board of directors (the “Stockholders’ Agreement”),

(v)           placing any Common Stock to be issued to such PublicCo Contributor in escrow or issuing such Common Stock after the completion of the Transactions under a conditional or contingent stock or similar arrangement,

(vi)          creating, extinguishing or modifying any indebtedness between such PublicCo Contributor and Vantage Energy, Vantage I or Vantage II as a result of the Transactions, except for any de minimis advances made in connection with joint operations and the development of wells, or

(vii)         issuing Common Stock to such PublicCo Contributor other than solely for the equity in Vantage I and Vantage II contributed by such PublicCo Contributor to Vantage Energy in connection with the Interest Contributions;

(b)           To the extent such PublicCo Contributor is subject to a lock-up letter agreement (the “Lock-Up Agreement”) pursuant to the Underwriting Agreement among Vantage Energy, Vantage Investment I and Vantage Investment II and the underwriters named therein, such PublicCo Contributor does not have any current plan, intention, agreement, arrangement or understanding to request, and has not engaged in material negotiations with respect to, a release or waiver of any of the restrictions set forth in the Lock-Up Agreement with respect to such PublicCo Contributor, except to the extent any such PublicCo Contributor will pledge a portion of its Common Stock (a “Contributor Pledge”) under an agreement that:  (i) will be subject to the provisions of Article  of the Uniform Commercial Code, relating to security interests, (ii) will provide that, unless a default occurs, such PublicCo Contributor alone will have voting rights with respect to the pledged stock and all cash dividends (other than liquidating dividends) lawfully declared and paid by Vantage Energy will be received by and belong to such PublicCo Contributor, (iii) will have as its purpose the collateralization of adequately collateralized indebtedness of such PublicCo Contributor to which such agreement relates, and (iv) will not have a purpose of effecting a transfer of the Common Stock through a prearranged plan to default under the terms of such agreement;

(c)           The aggregate fair market value of the equity of Vantage I and Vantage II to be contributed by such PublicCo Contributor to Vantage Energy in connection with the Interest Contributions exceeds the sum of any liabilities that will be assumed or deemed to be assumed by Vantage Energy for U.S. federal income tax purposes with respect to such equity interests of Vantage I and Vantage II, including any expenses paid by Vantage Energy on behalf of such PublicCo Contributor in connection with the Transactions;

(d)           Such PublicCo Contributor is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code);

(e)           To such PublicCo Contributor’s knowledge, the Transactions will occur pursuant to and in accordance with the terms of this Agreement, any agreements referenced herein and the Registration Statement; and

(f)            If such PublicCo Contributor is an entity, to such PublicCo Contributor’s knowledge,  no direct or indirect member, partner or owner of such PublicCo Contributor has any current plan, intention, agreement, arrangement or understanding to sell, exchange, hedge, constructively sell or otherwise dispose of its direct or indirect interests in such PublicCo Contributor.

Section 5.3.           Tax Warranties by Vantage Energy.  Vantage Energy represents and warrants to the PublicCo Contributors that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct and complete as of the date hereof and as of the effective time of the Transactions:

(a)           To Vantage Energy’s knowledge, there is no agreement, arrangement or understanding relating to rights or obligations to vote its Common Stock, except the Stockholders’ Agreement;

(b)           There is no current plan, intention, agreement, arrangement or understanding for:  (i) Vantage Energy to issue any shares of Common Stock or other interests in its equity other than Common Stock issued pursuant to the Transactions; (ii) Vantage Energy, or to Vantage Energy’s knowledge, Vantage Investment I or Vantage Investment II, to dispose of the equity of Vantage I and Vantage II or any assets held by Vantage I or Vantage II or any of their respective subsidiaries other than in the ordinary course of business (including to fund the acquisition of additional oil and gas properties); (iii) Vantage Energy or, to Vantage Energy’s knowledge, Vantage Investment I, Vantage Investment II or any other person affiliated with Vantage Energy to redeem or otherwise reacquire any Common Stock to be issued in connection with the Transactions; or (iv) Vantage Energy or, to Vantage Energy’s knowledge, any underwriter to release or waive any of the restrictions set forth in the Lock-Up Agreements, except with respect to any Contributor Pledge that, to Vantage Energy’s knowledge, satisfies the requirements described in Section 5.2(b);

(c)           Vantage Energy has not engaged in any material negotiations with respect to any release or waiver of any of the restrictions set forth in the Lock-Up Agreements, except with respect to any Contributor Pledge;

(d)           To Vantage Energy’s knowledge, there is no current plan, intention, agreement, arrangement or understanding for any person to exercise any Vantage Energy stock rights, warrants or subscriptions with respect to Common Stock other than pursuant to the Transactions;

(e)           The Common Stock to be issued to each PublicCo Contributor as described in Sections 2.9 and 2.10 of this Agreement will be issued and paid in exchange for solely the equity of Vantage I and Vantage II contributed by such PublicCo Contributor to Vantage Energy in connection with the Transactions;

(f)            There is no indebtedness between any PublicCo Contributor and either Vantage Energy or, to Vantage Energy’s knowledge, Vantage Investment I or Vantage Investment II, and there will be no such indebtedness created in favor of any PublicCo Contributor as a result of the Transactions, except for any de minimis advances made in connection with joint operations and the development of wells;

(g)           Vantage Energy has no stock issued or outstanding other than the Common Stock;

(h)           To Vantage Energy’s knowledge, there are no agreements, arrangements or understandings between or among any of the Parties relating to the Transactions, including any agreement to place any Common Stock to be issued to such PublicCo Contributor in escrow or to issue such Common Stock after the completion of the Transactions under a conditional or contingent stock or similar arrangement, other than this Agreement, any agreements referenced herein and the Registration Statement;

(i)            Vantage Energy is not an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulation §1.351-1(c)(1)(ii); and

(j)            To Vantage Energy’s knowledge, the Transactions will occur pursuant to and in accordance with the terms of this Agreement, any agreements referenced herein and the Registration Statement.

ARTICLE VI
MISCELLANEOUS

Section 6.1.           Release.  Effective as of the Effective Date, each of the Parties, on behalf of himself (or herself or itself) and his (or her or its assigns), heirs, beneficiaries, representatives, agents and affiliates (the “Releasing Parties”), hereby fully and finally releases, acquits and forever discharges each of the other Parties and each of their respective present and former officers, directors, employees, agents, predecessors, successors, assigns, insurers and attorneys (the “Released Parties”) from any and all claims, causes of action, liabilities, losses, costs, damages, penalties, charges, expenses and all other forms of liability or obligation whatsoever, in law or equity, whether asserted or unasserted, known or unknown, foreseen or unforeseen (“Claims”), arising prior to the Effective Date and relating to such Releasing Party’s ownership of equity of Vantage I and Vantage II prior to the Effective Date, (collectively, the “Released Claims”); provided, however, that the Released Claims shall exclude any Claims arising from or relating to or in connection with (a) rights or obligations under this Agreement and (b) any claim or right to indemnification or advancement of expenses under the Vantage I LLC Agreement and Vantage II LLC Agreement, respectively, as in effective prior to the Effective Date.  Each Releasing Party expressly acknowledges that the release contained herein applies to all Released Claims, whether such Released Claims are known or unknown, and include Released Claims that if known by the releasing party might materially affect its decision to effect the settlement contained herein.  Each Releasing Party has considered and taken into account the possible existence of such Released Claims in determining to execute and deliver this Agreement.  Without limiting the generality of the foregoing, solely with respect to the Released Claims, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to claims that the Releasing Party does not know or suspect to exist in its favor at the time of executing the release, which if known by the Releasing Party would have materially affected the Releasing Party’s settlement with the Released Parties.  This Agreement constitutes a complete defense of any and all Released Claims.  Each Releasing Party further agrees not to initiate any litigation, lawsuit, claim or action against any Released Party with respect to any Released Claim, except that the Releasing Party shall not be limited hereby from responding to, joining, prosecuting or being involved in any litigation, lawsuit, claim or action brought against such Releasing Party in respect of a Released Claim, nor from adjudicating whether or not a Claim constitutes a Released Claim.

Section 6.2.           Tax Indemnification.  From and after the Effective Time, each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless each other Party and such other Party’s affiliates, and its and its affiliates’ respective directors, officers, managers, members, partners, stockholders, employees, agents and representatives, as applicable (the “Indemnitees”), from any and all damages, losses, obligations, liabilities, payments, costs and expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and expert witnesses), whether known or unknown, contingent or vested, matured or unmatured, that are or may be suffered or incurred by any such Indemnitee arising out or relating to a breach of any representation, warranty, covenant, agreement or obligation of the Indemnifying Party set forth in Article V; provided that the indemnity described in this Section 6.2 shall apply only to the extent that such breach adversely affects the Tax Treatment and such adverse effect results in damages, losses, obligations, liabilities, payments, costs and/or expenses that are suffered or incurred by an Indemnitee.

Section 6.3.           Delivery of FIRPTA Certificate.  Each PublicCo Contributor will deliver to Vantage Energy a certificate meeting the requirements of Treasury Regulation § 1.1445-2(b)(2) certifying that such PublicCo Contributor is not a “foreign person” within the meaning of Section 1445 of the Code, duly executed by such PublicCo Contributor.

Section 6.4.           Successors and Assigns; No Third Party Rights.  The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  Except as set forth in Section 5.1 for the Released Parties, this Agreement is not intended to, and does not create, rights in any other person and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 6.5.           Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.6.           Waivers and Amendments.  Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties.  A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 6.7.           Entire Agreement.  This Agreement, together with the limited liability company agreements of each of Vantage Investment I, Vantage Investment II, Vantage I and Vantage II and the certificate of incorporation and bylaws of Vantage Energy, constitute the entire agreement among the Parties pertaining to the transactions contemplated hereby, and together supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

Section 6.8.           Governing Law.  The Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 6.9.           Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

*              *              *              *              *

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

VANTAGE ENERGY, LLC

By:
Name:
Title:

VANTAGE ENERGY II, LLC

By:
Name:
Title:

QUANTUM ENERGY PARTNERS IV, LP

By:
Name:
Title:

Q-VANTAGE PARALLEL PARTNERS

By:
Name:
Title:

QEM IV DIRECT INVESTMENT PARTNERS

By:
Name:
Title:

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

QUANTUM V INVESTMENT PARTNERS

By:
Name:
Title:

CARLYLE/RIVERSTONE GLOBAL ENERGY AND POWER FUND III, L.P.

By:
Name:
Title:

C/R ENERGY VANTAGE III PARTNERSHIP, L.P.

By:
Name:
Title:

RIVERSTONE ENERGY COINVESTMENT III, L.P.

By:
Name:
Title:

C/R ENERGY COINVESTMENT III, L.P.

By:
Name:
Title:

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

RIVERSTONE V VANTAGE II HOLDINGS, L.P.

By:
Name:
Title:

LR-VANTAGE HOLDINGS, L.P.

By:
Name:
Title:

LR-VANTAGE HOLDINGS II, L.P.

By:
Name:
Title:

VI MERGER SUB LLC

By:
Name:
Title:

VII MERGER SUB LLC

By:
Name:
Title:

VANTAGE ENERGY INC.

By:
Name:
Title:

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

VANTAGE ENERGY INVESTMENT LLC

By:
Name:
Title:

VANTAGE ENERGY INVESTMENT II LLC

By:
Name:
Title:

VANTAGE ENERGY APPALACHIA LLC

By:
Name:
Title:

VISTA GATHERING, LLC

By:
Name:
Title:

VISTA HOLDCO LLC

By:
Name:
Title:

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

JD INVESTMENTS LLLP

By:
Name:
Title:

TYREE FAMILY INVESTMENTS, LLLP

By:
Name:
Title:

Thomas B. Tyree, Jr.

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

Schedule A

FORM OF

AGREEMENT AND PLAN OF MERGER OF

VI MERGER SUB LLC

WITH AND INTO

VANTAGE ENERGY, LLC

This Agreement and Plan of Merger (this “Agreement”) is entered into on September [•], 2014, by and among Vantage Energy, LLC, a Delaware limited liability company (“Vantage I”), VI Merger Sub LLC, a Delaware limited liability company (“VI Merger Sub,” and together with Vantage I, the “Merging Entities”), and Vantage Energy Investment LLC, a Delaware limited liability company (“Vantage Investment I”).

WHEREAS, each of the Merging Entities is duly organized and existing under the laws of the State of Delaware; and

WHEREAS, Vantage I is the sole member of Vantage Investment I; and

WHEREAS, Vantage Investment I is the sole member of VI Merger Sub; and

WHEREAS, the board of managers of Vantage I, (i) on behalf of Vantage I, (ii) on behalf of Vantage Investment I, in its capacity as the sole member of Vantage Investment I, and (iii) on behalf of VI Merger Sub, in its capacity as the sole member of the sole member of VI Member Sub, has approved the merger of VI Merger Sub with and into Vantage I as set forth below (the “Merger”), in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with Section 18-209 of the DLLCA, VI Merger Sub shall be merged with and into Vantage I at the Effective Time (as hereinafter defined).  Following the Merger, the separate existence of VI Merger Sub shall cease, and Vantage I shall continue as the surviving limited liability company (the “Surviving Entity”) and shall continue to be governed by the applicable laws of the State of Delaware.

2.             Subject to the provisions of this Agreement, the parties shall duly prepare, execute and file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware with respect to the Merger and make all other filings or recordings as may be required by law to make the Merger effective.  The Merger shall be subject to the completion of the initial public offering of common stock of Vantage Energy Inc., a Delaware corporation, and shall become effective as set forth in the Certificate of Merger (the “Effective Time”).

3.             The Merger shall have the effects set forth in the DLLCA.  Without limiting the generality of the foregoing, and subject thereto, from the Effective Time, all the properties,

rights, privileges, immunities, powers and franchises of VI Merger Sub shall vest in Vantage I, as the Surviving Entity, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of Vantage I, as the Surviving Entity.

4.             The Second Amended and Restated Limited Liability Company Agreement of Vantage Energy, LLC, as in effect immediately prior to the Effective Time (the “Existing VI LLC Agreement”), shall be amended and restated in its entirety to read as set forth in Annex A, and as so amended and restated shall be the limited liability company agreement of the Surviving Entity until thereafter amended as provided therein and in accordance with the DLLCA, and the Certificate of Formation of Vantage Energy, LLC, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Entity until thereafter amended as provided therein and in accordance with the DLLCA.

5.             Each of the membership interests in Vantage I (the “Existing Interests”) issued and outstanding immediately prior to the Effective Time shall be converted into new membership interests in Vantage Investment I having the same rights, preferences, privileges and powers of the Existing Interests, in accordance with the Vantage Investment I A&R LLC Agreement.

Certain capitalized terms used in this Section 5 shall have the meanings set forth below:

“Master Reorganization Agreement” means the Master Reorganization Agreement, dated as of September [•], 2014, is entered into by and among Vantage I, VI Merger Sub, Vantage Investment I and the other parties thereto.

“Vantage Investment I A&R LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Vantage Investment I.

6.             At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

a.             All of the membership interests in VI Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to exist with no payment being made with respect thereto.

b.             By operation of law, Vantage Investment I shall become the sole member of Vantage I.

7.             This Agreement, together with the Certificate of Merger, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

8.             This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.             This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

10.          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first written above.

VANTAGE ENERGY, LLC

By:
Name:
Title:

VANTAGE ENERGY INVESTMENT LLC,
By: Vantage Energy, LLC,
its sole member

By:
Name:
Title:

VI MERGER SUB LLC,
By: Vantage Energy Investment LLC,
its sole member
By: Vantage Energy, LLC,
its sole member

By:
Name:
Title:

Annex A

A&R VI LLC Agreement

Schedule B

FORM OF

AGREEMENT AND PLAN OF MERGER OF

VII MERGER SUB LLC

WITH AND INTO

VANTAGE ENERGY II, LLC

This Agreement and Plan of Merger (this “Agreement”) is entered into on September [•], 2014, by and among Vantage Energy II, LLC, a Delaware limited liability company (“Vantage II”), VII Merger Sub LLC, a Delaware limited liability company (“VII Merger Sub,” and together with Vantage II, the “Merging Entities”), and Vantage Energy Investment II LLC, a Delaware limited liability company (“Vantage Investment II”).

WHEREAS, each of the Merging Entities is duly organized and existing under the laws of the State of Delaware; and

WHEREAS, Vantage II is the sole member of Vantage Investment II; and

WHEREAS, Vantage Investment II is the sole member of VII Merger Sub; and

WHEREAS, the board of managers of Vantage II, (i) on behalf of Vantage II, (ii) on behalf of Vantage Investment II, in its capacity as the sole member of Vantage Investment II, and (iii) on behalf of VII Merger Sub, in its capacity as the sole member of the sole member of VII Member Sub, has approved the merger of VII Merger Sub with and into Vantage II as set forth below (the “Merger”), in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with Section 18-209 of the DLLCA, VII Merger Sub shall be merged with and into Vantage II at the Effective Time (as hereinafter defined).  Following the Merger, the separate existence of VII Merger Sub shall cease, and Vantage II shall continue as the surviving limited liability company (the “Surviving Entity”) and shall continue to be governed by the applicable laws of the State of Delaware.

2.                                      Subject to the provisions of this Agreement, the parties shall duly prepare, execute and file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware with respect to the Merger and make all other filings or recordings as may be required by law to make the Merger effective.  The Merger shall be subject to the completion of the initial public offering of common stock of Vantage Energy Inc., a Delaware corporation, and shall become effective as set forth in the Certificate of Merger (the “Effective Time”).

3.                                      The Merger shall have the effects set forth in the DLLCA.  Without limiting the generality of the foregoing, and subject thereto, from the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of VII Merger Sub shall vest in Vantage II, as the Surviving Entity, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of Vantage II, as the Surviving Entity.

4.                                      The Amended and Restated Limited Liability Company Agreement of Vantage Energy II, LLC, as in effect immediately prior to the Effective Time (the “Existing VII LLC Agreement”), shall be amended and restated in its entirety to read as set forth in Annex A, and as so amended and restated shall be the limited liability company agreement of the Surviving Entity until thereafter amended as provided therein and in accordance with the DLLCA, and the Certificate of Formation of Vantage Energy II, LLC, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving Entity until thereafter amended as provided therein and in accordance with the DLLCA.

5.                                      Each of the membership interests in Vantage II (the “Existing Interests”) issued and outstanding immediately prior to the Effective Time shall be converted into new membership interests in Vantage Investment II having the same rights, preferences, privileges and powers of the Existing Interests, in accordance with the Vantage Investment II A&R LLC Agreement.

Certain capitalized terms used in this Section 5 shall have the meanings set forth below:

“Master Reorganization Agreement” means the Master Reorganization Agreement, dated as of September [•], 2014, is entered into by and among Vantage II, VII Merger Sub, Vantage Investment II and the other parties thereto.

“Vantage Investment II A&R LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Vantage Investment II.

6.                                      At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

a.              All of the membership interests in VII Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to exist with no payment being made with respect thereto.

b.              By operation of law, Vantage Investment II shall become the sole member of Vantage II.

7.                                      This Agreement, together with the Certificate of Merger, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

8.                                      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.                                      This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

10.                               This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first written above.

VANTAGE ENERGY II, LLC

By:
Name:
Title:

VANTAGE ENERGY INVESTMENT II LLC,
By: Vantage Energy II, LLC,
its sole member

By:
Name:
Title:

VII MERGER SUB LLC,
By: Vantage Energy Investment II LLC,
its sole member
By: Vantage Energy II, LLC,
its sole member

By:
Name:
Title:

Annex A

A&R VII LLC Agreement

Schedule C

Contribution Agreement

Schedule D

Vista Holdco Limited Liability Company Agreement

Schedule E

Vantage Energy A&R Certificate of Incorporation

Schedule F

Vantage Energy A&R Bylaws

Schedule G

Vantage I LLC Agreement Amendment

Schedule H

Vantage II LLC Agreement Amendment

Schedule I

Second Amended & Restated Gas Gathering Agreement

Schedule J

Midstream Services Agreement